EXHIBIT 32.1
Certification of the Chief Executive Officer

Pursuant to Rule 18 U.S.C. Section 1350

In connection with the Quarterly Report on Form 10-Q of Maravai LifeSciences Holdings, Inc. (the “Company”) for the period ended September 30, 2022, as filed with the U.S. Securities and Exchange Commission (the “Report”), I, Carl Hull, Executive Chairman of the Board and Interim Chief Executive Officer of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

1.    The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.    The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 3, 2022
/s/ Carl Hull
Carl Hull
Executive Chairman of the Board and
Interim Chief Executive Officer